Exhibit 99.1

July 23, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Increases Quarterly Dividend

TULSA, Okla. – July 23, 2014 – The board of directors of ONEOK, Inc. (NYSE: OKE) today increased ONEOK’s quarterly cash dividend by 1.5 cents per share, or 3 percent, to 57.5 cents per share, effective for the second quarter 2014, resulting in an annualized cash dividend of $2.30 per share. The dividend is payable Aug. 14, 2014, to shareholders of record at the close of business Aug. 4, 2014.

“As a pure-play general partner of ONEOK Partners, we remain committed to delivering sustainable, long-term value to our shareholders in the form of increased dividends,” said Terry K. Spencer, president and chief executive officer of ONEOK. “We expect that increased distributions from ONEOK Partners, driven primarily by the partnership’s previously announced $6.0 billion to $6.4 billion capital-growth program through 2016, will enable ONEOK to continue increasing the dividend to our shareholders.”

In May 2014, ONEOK reaffirmed its plans to increase dividends by 1.5 cents per share per quarter for the remainder of 2014, subject to board approval. ONEOK also reaffirmed its 2014 cash flow available for dividends is expected to be in the range of $560 million to $640 million, reflecting higher anticipated cash distributions received from its general and limited partner interests in ONEOK Partners (NYSE: OKS).

ONEOK also has estimated an average annual dividend increase of 20 to 25 percent between 2013 and 2016, which includes the announced and planned increases in 2014 and 10 percent annual increases in 2015 and 2016, while maintaining a long-term dividend coverage ratio of approximately 1.05 times, subject to board approval.

This dividend increase is ONEOK’s second since becoming a pure-play general partner of ONEOK Partners in February 2014 and represents a 44 percent increase during that period.

Since January 2006, the company has increased the dividend 19 times, representing a 311 percent increase during that period.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of May 16, 2014, owns 38.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which

-more-

ONEOK Increases Quarterly Dividend

July 23, 2014

is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  The forward-looking statements relate to our anticipated financial performance (including projected levels of quarterly and annual dividends), liquidity, management's plans and objectives for our growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report on Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

###